                               BARCLAYS BANK PLC
                            THE CHASE MANHATTAN BANK
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                           NATIONSBANK OF TEXAS, N.A.
                           THE TORONTO-DOMINION BANK

                                                    January 22, 1998

                             Nextel Finance Company
                        Senior Secured Credit Facilities
                               Commitment Letter


Nextel Finance Company
1505 Farm Credit Drive
Suite 100
McLean, Virginia  22102

Attention:    Steven Shindler
              Vice President
              and Chief Financial Officer

Ladies and Gentlemen:

              You have advised Barclays Bank PLC ("Barclays"), Barclays Capital, the investment banking division of Barclays ("Barclays Capital"), The Chase Manhattan Bank ("Chase"), Chase Securities Inc. ("CSI"), Morgan Guaranty Trust Company of New York ("Morgan"), J.P. Morgan Securities Inc. ("JPMSI"), NationsBank of Texas, N.A. ("NationsBank"), NationsBanc Montgomery Securities LLC ("NMS"), The Toronto-Dominion Bank ("Toronto Dominion" and, together with Barclays, Chase, Morgan and NationsBank, the "Initial Lenders") and TD Securities (USA), Inc. ("TDSI" and, together with Barclays Capital, CSI, JPMSI and NMS, the "Arrangers") that Nextel Finance Company (the "Borrower"), a Delaware corporation and a wholly-owned subsidiary of Nextel Communications, Inc. ("NCI"), requires senior secured credit facilities in an aggregate principal amount of up to at least $3,000,000,000 (the "Senior Facilities") (i) to extend, renew or refinance existing indebtedness of the Borrower outstanding under (a) the Credit Agreement dated as of September 27, 1996, as amended (the "Existing Credit Agreement") between NCI, the Borrower, the Restricted Companies named therein, the lenders named therein, Toronto Dominion (Texas) Inc., as Administrative Agent, and Chase, as Collateral Agent, (b) the Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996, as amended (the "Vendor Financing Agreement") between NCI, the Borrower and the Vendors named therein and (c) the Second Secured Vendor Financing Agreement dated as of August

22, 1997, as amended (together with the Vendor Financing Agreement, the "Vendor Credit Agreements"), (ii) to refinance outstanding public notes issued by NCI (subject to certain limitations), (iii) to make certain investments and acquisitions, (iv) to make capital expenditures and (v) for working capital and other general corporate purposes. In that connection, you have requested that the Arrangers agree to structure, arrange and syndicate the Senior Facilities, and that each of the Initial Lenders commits to provide a portion of the Senior Facilities.

              The Arrangers are pleased to advise you that they are willing to act as the exclusive advisors and arrangers for the Senior Facilities.

              Furthermore, each of the Initial Lenders is pleased to advise you of (a) its respective commitment to provide up to $500,000,000 (for an aggregate of $2,500,000,000) of the Senior Facilities, and (b) its agreement to use best efforts, in conjunction with you the Arrangers and the other Initial Lenders, to assemble a syndicate of financial institutions identified by the Arrangers and the Initial Lenders identified by us and approved by you, which approval shall not be unreasonably withheld (together with the Initial Lenders, the "Lenders"), to provide the balance of the necessary commitments for the Senior Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter"), in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet") and in the Fee Letters referred to below. It is a condition to each of the Initial Lenders' commitments hereunder that the portion of the Senior Facilities not being provided by the Initial Lenders shall be provided by the other Lenders referred to above. The Initial Lenders shall be relieved of their obligation to provide the Senior Facilities to the extent that you accept the offers of Lenders other than the Initial Lenders to provide a portion of the Senior Facilities that the Initial Lenders have offered to commit to provide.

              It is agreed that the Arrangers will have the right to adjust the allocation of the total amount of the Senior Facilities among the Revolving Credit Facility (as defined in the Term Sheet), the Term Loan A Facility (as defined in the Term Sheet) and the Term Loan B Facility (as defined in the Term Sheet) based on market demand; provided that the aggregate amount of the Term Loan B Facility (as defined in the Term Sheet) shall not exceed $850,000,000 and the aggregate amount of the Revolving Credit Facility (as defined in the Term Sheet) shall not be reduced to below $1,500,000,000, or except as otherwise agreed to by you and the Arrangers.

              It is agreed that the Arrangers will act as the sole and exclusive advisors and arrangers for the Senior Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by them in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee

Letters referred to below) will be paid in connection with the Senior Facilities unless you and we shall so agree.

              The Arrangers intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree to use commercially reasonable efforts to assist the Arrangers in completing a syndication satisfactory to them and to you. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with the Arrangers, of one or more meetings of prospective Lenders.

              The Arrangers, in consultation with you, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Arrangers in their syndication efforts, you agree promptly to prepare and provide to the Arrangers and the Initial Lenders all information with respect to the Borrower and the transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Senior Facilities. You hereby represent and covenant, except as expressly stated otherwise with respect to particular Information (defined below) furnished or made available by you or your representatives, that (a) all information other than the Projections (the "Information") that has been or will be made available to any of the Initial Lenders or the Arrangers by you or any of your representatives, taken together with information contained in NCI's public filings made with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to any of the Initial Lenders or the Arrangers by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Senior Facilities we may use and rely on the Information and Projections without independent verification thereof. The Arrangers and the Initial Lenders agree that the provisions of Section 10.12 of the Existing Credit Agreement with respect to the confidential treatment of information shall be applicable to the Information and the Projections.

              As consideration for the respective commitments hereunder of the Initial Lenders and the agreements of the Arrangers to perform the services described herein, you agree to pay and to cause the Borrower to pay to each of the Initial Lenders and the other parties described therein the nonrefundable fees set forth in the respective Fee Letter dated the date hereof and delivered herewith to which the Initial Lenders and such other parties are party (the "Fee Letters") in accordance with their respective terms.

              The commitment hereunder of each of the Initial Lenders and the agreement of each Arranger to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Senior Facilities, (d) our satisfaction that prior to and during the primary syndication of the Senior Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of you, the Borrower or any of your controlled affiliates other than (i) any offering or placement of unsecured debt or equity securities by NCI or (ii) any offering, placement or arrangement of any bank or equipment financing by Nextel International, Ltd. or its controlled affiliates, (e) the negotiation, execution and delivery on or before March 31, 1998 of definitive documentation with respect to the Senior Facilities satisfactory to the Initial Lenders and their counsel, (f) the other conditions set forth or referred to in the Term Sheet, (g) the payment when due of the fees or other compensation provided for by the Fee Letters and (h) the satisfaction of all of the conditions to each Initial Lender's obligations set forth herein or in the Term Sheet. The terms and conditions of the commitments hereunder of the Initial Lenders and of the Senior Facilities are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of the Initial Lenders, the Arrangers and the Borrower.

              You agree (a) to indemnify and hold harmless the Initial
Lenders, the Arrangers, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities and related expenses (collectively "Recoveries") to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Senior Facilities, the use of the proceeds thereof, the transactions contemplated hereby or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to Recoveries to the extent (i) they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person or (ii) they arise from a settlement with respect to which you have admitted liability or from an admission of liability on the part of the indemnified person in either case entered into without your prior written consent, which shall not be unreasonably withheld or delayed, and (b) to reimburse the Initial Lenders, the

Arrangers and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Senior Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letters and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Senior Facilities.

              This Commitment Letter shall not be assignable by you without the prior written consent of each of the Initial Lenders and the Arrangers (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter, including the Term Sheet, may not be amended or waived except by an instrument in writing signed by each of you, the Initial Lenders and the Arrangers. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letters are the only agreements that have been entered into among us with respect to the Senior Facilities and set forth the entire understanding of the parties with respect thereto. Nothing in this Commitment Letter shall be deemed to constitute an amendment or modification of the terms of the Existing Credit Agreement. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

              This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letters nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letters and its terms and substance) after this Commitment Letter has been accepted by you, and the Initial Lenders and the Arrangers hereby consent to NCI's public announcement of the existence of this Commitment Letter in, and the inclusion of a copy of this Commitment Letter and of the related Term Sheet as an exhibit to, reports that NCI is required to file with the Securities and Exchange Commission.

              The compensation, reimbursement, indemnification and confidentiality provisions contained or referred to herein and in the Fee Letters shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the respective commitments hereunder of the Initial Lenders hereunder, except, in the case of such compensation and reimbursement provisions only, if such termination is made by the Initial Lenders in violation of the provisions of this Commitment Letter.

              The Initial Lenders and the Arrangers shall have the right to review and approve all public announcements and filings relating to the Senior Facilities that refer to the Initial Lenders, the other Lenders or the Arrangers before they are made or filed.

              The obligations of the Initial Lenders and the Arrangers hereunder are several and not joint.

              If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letters by returning to us executed counterparts hereof and of the Fee Letters, not later than 5:00 p.m., New York City time, on January 22, 1998. The respective commitments of the Initial Lenders and the agreements of the Arrangers herein will expire at such time in the event that the Initial Lenders have not received such executed counterparts in accordance with the immediately preceding sentence.

              The Initial Lenders and the Arrangers are pleased to have been given the opportunity to assist you in connection with this important financing.

                                     Very truly yours,

    BARCLAYS BANK PLC                            BARCLAYS CAPITAL, the
                                                   investment banking division
                                                   of Barclays Bank PLC

    By: /s/ James K. Downey                      By: /s/ James K. Downey
       ---------------------                        ---------------------
        Name: J. K. Downey                           Name: J. K. Downey
        Title: Associate Director                    Title: Associate Director

    THE CHASE MANHATTAN BANK                     CHASE SECURITIES INC.

    By: /s/ Tracey A. Navin                      By: /s/ James R. Kuster
       ---------------------                        ---------------------
        Name: Tracey A. Navin                        Name: James R. Kuster
        Title: Vice President                        Title: Managing Director

    MORGAN GUARANTY TRUST                        J.P. MORGAN SECURITIES INC.
      COMPANY OF NEW YORK

    By: /s/ Maria D. Kratsios                    By: /s/ Jessica Laxman
       ---------------------                        ---------------------
        Name: Maria D. Kratsios                      Name: Jessica Laxman
        Title: Vice President                        Title: Vice President

      NATIONSBANK OF TEXAS, N.A.              NATIONSBANC MONTGOMERY
                                               SECURITIES LLC

      By: /s/ W.H. McClendon IV               By: /s/ W.H. McClendon IV
         -----------------------------           -----------------------------
          Name: W.H. McClendon IV                 Name: W.H. McClendon IV
          Title: Senior Vice President            Title: Senior Vice President

      THE TORONTO-DOMINION BANK               TD SECURITIES (USA), INC.

      By: /s/ Brian O'Reilly                  By: /s/ Brian O'Reilly
         -----------------------------           -----------------------------
          Name: Brian O'Reilly                    Name: Brian O'Reilly
          Title: Managing Director                Title: Managing Director

Accepted and agreed to
as of the date first
written above by:

NEXTEL FINANCE COMPANY

By: /s/ Steven Shindler
   -------------------------
    Name: Steven Shindler
    Title: CFO

                                                                       EXHIBIT A

                             NEXTEL FINANCE COMPANY

                        SUMMARY OF TERMS AND CONDITIONS

                                JANUARY 22, 1998

              Terms used in these Summary of Terms and Conditions have the respective meanings assigned to them in the Commitment Letter to which these Summary of Terms and Conditions are attached.


BORROWER:                        Nextel Finance Company ("Nextel" or the
                                 "Borrower")

ADMINISTRATIVE AGENT:            Toronto-Dominion (Texas) Inc.

COLLATERAL AGENT:                The Chase Manhattan Bank

ARRANGERS:                       Barclays Capital, the investment banking
                                 division of Barclays Bank PLC, Chase Securities
                                 Inc., J.P. Morgan Securities Inc., NationsBanc
                                 Montgomery Securities LLC, and TD Securities
                                 (USA), Inc.

LENDERS: Syndicate of banks acceptable to the Borrower and the Arrangers (the "Lenders")

SENIOR FACILITIES:               Revolving Credit Facility - A $1,500,000,000
                                 Senior Secured Reducing Revolving Credit
                                 Facility ("Revolving Credit Facility").

                                 Term Loan A Facility - A $750,000,000 Senior
                                 Secured Multi-Draw Term Loan Facility ("Term
                                 Loan A Facility").

                                 Term Loan B Facility - A $750,000,000 Senior
                                 Secured Single-Draw Term Loan Facility ("Term Loan B Facility").

ARRANGING AGENTS'
COMMITMENTS:                     The five Initial Lenders will each commit
                                 $500,000,000. Commitments will be pro-rata across the Senior Facilities

INCREMENTAL FACILITIES:          Incremental Facility - An Incremental Facility
                                 which may be in an aggregate amount up
                                 to $500,000,000 ("Incremental Facility").
                                 Loans made under the Incremental Facility may be revolving credit loans. The Incremental
                                 Facility will be governed by the loan
                                 documents, will have an average life later than the combined average life of the Revolving
                                 Credit Facility, Term Loan A Facility and the
                                 Term Loan B Facility and will require the consent of the Required Lenders. Loans made under the Incremental Facility will mature no earlier than six months after the maturity of the loans made under the Term Loan B Facility.

MATURITY:                        Revolving Credit Facility  - March 31, 2006
                                 Term Loan A Facility       - March 31, 2006
                                 Term Loan B Facility       - September 30, 2006


                                 Notwithstanding the foregoing, (i) in the case of the Revolving Credit Facility and the Term Loan A Facility, the Lenders will be entitled to accelerate the maturity to the date that is six months prior to the earliest maturity date for the then outstanding Public Notes that mature in 2003 through 2005 (the "Old NCI Notes") unless the aggregate principal amount of all outstanding Old NCI Notes is less than $1,000,000,000 and (ii) in the case of the Term Loan B Facility, the Lenders will be entitled to accelerate the maturity to the date that is three months prior to the earliest maturity date for the then outstanding Old NCI Notes unless the aggregate principal amount of all outstanding Old NCI Notes is less than $1,000,000,000.

PURPOSE:                         REVOLVING CREDIT FACILITY AND TERM LOAN A
                                 FACILITY

                                 To extend, renew or refinance indebtedness under the Existing Credit Agreement, the Vendor Credit Agreements and the Old NCI Notes (subject to certain limitations), to finance investments and acquisitions, to finance capital expenditures and for working capital and other general corporate purposes. The portion of the loans used to refinance Old NCI Notes may not exceed the sum of $500,000,000 plus the aggregate amount of Additional Equity.

                                 TERM LOAN B FACILITY

                                 To extend, renew or refinance indebtedness under the Existing Credit Agreement and the Vendor Credit Agreements.

AVAILABILITY:                    The full amount of the Senior Facilities will
                                 be available at closing, subject to compliance with conditions precedent to drawdown; the Term
                                 Loan A Facility will remain available for a period of 180 days from the Closing Date; the Term Loan B Facility must be drawn in full at closing. A portion of the Revolving Credit
                                 Commitments will be available for letters of credit consistent with the Existing Credit
                                 Agreement.

CLOSING DATE:                    No later than March 31, 1998.

REPAYMENT/
COMMITMENT REDUCTIONS:           The Senior Facilities shall amortize quarterly
                                 beginning on September 30, 2001 and ending on the respective maturity date for the relevant
                                 Facility (except as otherwise indicated, the percentages set forth below being the aggregate percentage of the total outstanding loans under the relevant Facility to be paid in each calendar year indicated below) as follows:

                                                        ANNUAL REPAYMENT

                                               REVOLVING CREDIT FACILITY
                                 PERIOD         & TERM LOAN A FACILITY     TERM LOAN B FACILITY
                                 ------         ----------------------     --------------------
                                  2001                     5%                   .50%
                                  2002                    10%                     1%
                                  2003                    20%                     1%
                                  2004                    25%                     1%
                                  2005                    30%                     1%
                                  3/31/2006               10%                   .25%
                                  6/30/2006               ---                   .25%
                                  9/30/2006               ---                    95%

                                 The Incremental Facility will amortize as provided above under "Incremental Facility".

PREPAYMENT:                      OPTIONAL

                                 Prepayments are permitted without penalty at the option of Nextel, subject to applicable notice provisions. Nextel shall bear any unwinding costs associated with early breakage of LIBOR contracts.

                                 MANDATORY

                                 i) 100% of net proceeds from any sale or disposition by any of the Restricted Companies of any material assets (other than Non-Core Assets or in the ordinary course) that are not reinvested in like assets within 12 months of the receipt thereof shall be applied ratably (according to amount of respective total commitments under each applicable facility) to reduce the Senior Facilities pro rata in order of maturity.

                                           100% of net proceeds from sales of
                                           accounts receivable and/or customer
                                           lease contracts (and related rental
                                           payments) to facilitate "off balance
                                           sheet" or other secured financing of
                                           such assets (either as part of or
                                           outside the Senior Facilities) will
                                           be applied to prepay outstanding
                                           revolving credit Loans (without
                                           reduction of commitments).

                                 ii)       Not later than the date 135 days
                                           after the end of each fiscal year and
                                           commencing with Excess Cash Flow for
                                           the year ending 12/31/99, 50% of
                                           Excess Cash Flow for the immediate
                                           preceding fiscal year shall be
                                           applied ratably (according to the
                                           amount of respective total
                                           commitments under each applicable
                                           Facility) to reduce the Senior
                                           Facilities pro rata in order of
                                           maturity; prepayments will be
                                           required to the extent that, after
                                           any such reduction, outstandings
                                           shall exceed the relevant commitment.

RATES OF INTEREST:               At the Borrower's option, any advance under
                                 the Senior Facilities will be available at the rates and for the interest periods stated below, plus an applicable margin as follows:

                                 REVOLVING CREDIT FACILITY/TERM LOAN A FACILITY:
                                 Applicable Margin based on the ratio of Total Debt to Annualized Operating Cash Flow for the most recent fiscal quarter for which information is available:


----------------------------------------------------------
 LESS THAN      BUT GREATER
OR EQUAL TO         THAN         BASE RATE +     LIBOR +
----------------------------------------------------------
(1)                               1.500%          2.500%
----------------------------------------------------------
(2)                               1.250%          2.250%
----------------------------------------------------------
(3)                10.00x         1.000%          2.000%
----------------------------------------------------------
10.00x              9.00x         0.875%          1.875%
----------------------------------------------------------
 9.00x              8.00x         0.750%          1.750%
----------------------------------------------------------
 8.00x              7.00x         0.500%          1.500%
----------------------------------------------------------
 7.00x              6.00x         0.375%          1.375%
----------------------------------------------------------
 6.00x              5.00x         0.125%          1.125%
----------------------------------------------------------
 5.00x              4.00x         0.000%          0.875%
----------------------------------------------------------
 4.00x                            0.000%          0.750%
==========================================================

(1) Combined latest quarter gross revenues for the Restricted Companies times 4 is less than or equal to $475,000,000
(2) Combined latest quarter gross revenues for the Restricted Companies times 4 exceeds $475,000,000
(3)      Annualized Operating Cash Flow is positive.

                              TERM LOAN B FACILITY: Base Rate plus 1.750% or LIBOR plus 2.750%

                              BASE RATE OPTIONS: Interest shall be at the greater of i) the Administrative Agent's Prime Rate or ii) the Federal Funds Rate plus 1/2 of 1%. Interest shall be payable quarterly in arrears and calculated on basis of a 365/6-day year (360-day year in the event the Base Rate is determined with reference to the Federal Funds Rate).

                              LIBOR OPTION: Interest shall be determined for periods of 1, 2, 3, 6, or 12 months the latter subject to the consent of each Lender of the relevant Facility. Interest shall be paid at the end of each Interest Period or quarterly in arrears, whichever is earlier, and will be calculated on the basis of a 360 day year. LIBOR shall be adjusted for Regulation D reserve requirements.

POST-DEFAULT INTEREST:        2% over the greater of the Base Rate plus the
                              Applicable Margin or the applicable LIBOR
                              Rate plus the Applicable Margin, upon the occurrence of specified defaults.

COMMITMENT FEE:               Based on the Ratio of Total Debt to
                              Annualized Operating Cash Flow and payable on the unused Commitments quarterly in arrears based on a 360 day year, as indicated in the table below:

                              RATIO                            COMMITMENT FEE
                              -----                            --------------
                              greater than 7.00x               0.500%
                              less than or equal to 7.00x      0.375%

SECURITY:                     All Loans will be ratably secured; and consistent
                              with the Existing Credit Agreement, the
                              loan documentation will provide for:

                              - A first priority pledge of all of the shares of stock of the Restricted Companies' direct and indirect Subsidiaries.

                              -         Liens on substantially all of the
                                        Restricted Companies' assets (including
                                        all system operating leasehold interests in the U.S. and on all system infrastructure equipment owned by the Restricted Companies' in the U.S.)

                              - A pledge of the capital stock of any newly formed Subsidiary of a Restricted Company.

                              - A negative pledge of the assets of the Restricted Companies (subject to exceptions provided for herein for Non-Core Assets and in connection with subscriber equipment financing, and other exceptions to be agreed upon).

                              - A concentration account, pledged to the Collateral Agent on terms consistent with those contained in the Existing Credit Agreement.

GUARANTEES:                   Consistent with the Existing Credit Agreement the
                              loan documentation will provide for:

                              - Guarantees from all Restricted Companies (including Subsidiaries holding the SMR licenses).

                              - An unsecured guarantee from NCI. NCI would agree to deliver financial statements for NCI and its Subsidiaries, not to grant liens on any assets (unless the guarantee is equally and ratably secured), not to agree to any amendments or waivers to the Public Notes that would have the effect of making any provision thereof more restrictive on NCI and its Subsidiaries without consent of Lenders and to invest proceeds of planned option exercises in the Restricted Companies.

CONDITIONS PRECEDENT TO
INITIAL DRAWDOWN:             Including but not limited to the following:

                              i)        Compliance certificate showing no
                                        default after giving effect to the
                                        drawdown (including compliance with
                                        applicable debt-incurrence tests under
                                        each Senior Notes' indenture);

                              ii)       All security and documentation in place;

                              iii)      Completion of satisfactory due
                                        diligence, including, but not limited to comfort with the current business plan;

                              iv)       No material adverse change;

                              v)        Truth of representations and warranties;
                                        and

                              vi) Favorable legal opinion from (a) counsel for the Arrangers and (b) counsel for the Borrower.

REPRESENTATIONS AND
WARRANTIES:                   The loan documents will contain representations
                              and warranties consistent with those in the Existing Credit Agreement and customarily found in loan agreements for similar financings, as well as those deemed appropriate for this transaction.

DOCUMENTATION:                The loan agreement will be based upon the Existing
                              Credit Agreement (and, if deemed appropriate by the Arrangers and the Borrower, may be an amendment and restatement of the Existing Credit
                              Agreement), but will in any event incorporate usual representations and warranties, events of default, and covenants for a financing of this nature, including but not limited to the following:

                              i) LIMITATIONS ON ADDITIONAL INDEBTEDNESS other than:

                                        a)        Indebtedness of the Borrower
                                                  in respect of interest rate
                                                  swaps;

                                        b)        Structurally subordinated
                                                  indebtedness of NCI (the
                                                  "Subordinated Debt"),
                                                  including the existing Public
                                                  Notes and, subject to the
                                                  conditions specified below, an
                                                  additional $1,600,000,000 of
                                                  Public Notes, so long as the
                                                  terms applicable to such
                                                  Indebtedness are not more
                                                  restrictive than the NCI Notes
                                                  due 2004. Subject to the
                                                  conditions specified below,
                                                  extensions, renewals and
                                                  refinancings of the Public
                                                  Notes shall also be permitted,
                                                  so long as (i) any such
                                                  extension, renewal and
                                                  refinancing does not increase
                                                  the outstanding stated
                                                  principal amount of the Public
                                                  Notes being extended, renewed
                                                  or refinanced plus reasonable
                                                  premiums and expenses incurred
                                                  in connection with the
                                                  extension, renewal or
                                                  refinancing, (ii) the maturity
                                                  date of such extension,
                                                  renewal or refinancing is
                                                  later than the maturity date
                                                  of the Public Notes being
                                                  extended, renewed or
                                                  refinanced and (iii) the terms
                                                  and conditions of such
                                                  extension, renewal or
                                                  refinancing (other than in
                                                  respect of interest, which
                                                  shall not be restricted), are
                                                  no less favorable to NCI, the
                                                  Restricted Companies, the
                                                  Lenders and the administrative
                                                  agent and the collateral agent
                                                  than the terms and conditions
                                                  of the Public Notes due 2004.

                                                  During the period when Stage 1
                                                  Financial Covenants are in
                                                  effect, current-pay notes may
                                                  be issued in excess of
                                                  $500,000,000 principal amount
                                                  only if the aggregate amount
                                                  of cash-pay interest accruing
                                                  on the Public Notes during the
                                                  12 month period following such
                                                  issuance of current-pay notes
                                                  does not exceed the aggregate
                                                  amount of cash-pay interest
                                                  accruing during the 12 month
                                                  period on the Public Notes
                                                  immediately prior to such
                                                  issuance of current-pay notes
                                                  (giving effect to any
                                                  refinancings or redemption of
                                                  such Public Notes with the
                                                  proceeds of any such
                                                  current-pay notes).

                                        c)        Extensions, renewals
                                                  and refinancings of existing
                                                  indebtedness of the Restricted
                                                  Companies, so long as (i) such
                                                  extension, renewal and
                                                  refinancing does not increase
                                                  the outstanding principal
                                                  amount of the indebtedness
                                                  being extended, renewed or
                                                  refinanced plus reasonable
                                                  premiums and expenses
                                                  incurred in connection
                                                  with the extension, renewal or
                                                  refinancing, (ii) the average
                                                  life to maturity of the
                                                  indebtedness so extended,
                                                  renewed or refinanced shall
                                                  not be shorter than the
                                                  average life to maturity of
                                                  the indebtedness being
                                                  extended, renewed or
                                                  refinanced, (iii) at the time
                                                  of such extension, renewal or
                                                  refinancing, and after giving
                                                  effect thereto, no Default
                                                  shall have occurred and be
                                                  continuing and (iv) the terms
                                                  and conditions of such
                                                  Indebtedness as so extended,
                                                  renewed or refinanced (other
                                                  than in respect of interest,
                                                  which shall not be restricted)
                                                  are no less
                                                  favorable to the Restricted
                                                  Companies, the Lenders and the
                                                  administrative agent and the
                                                  collateral agent than the
                                                  terms and conditions of the
                                                  Senior Facilities;

                                        d)        Indebtedness of any
                                                  Restricted Company to any
                                                  other Restricted Company;

                                        e)        Indebtedness under the
                                                  Incremental Facility;

                                        f)        Other indebtedness of the
                                                  Restricted Companies in an
                                                  aggregate principal amount not
                                                  exceeding $75,000,000 at any
                                                  time outstanding; and

                                        g)        Other unsecured indebtedness
                                                  of NCI in an aggregate
                                                  principal amount not exceeding
                                                  $10,000,000 at any time
                                                  outstanding.

                              ii) LIMITATIONS ON LIENS, ENCUMBRANCES AND LEASES - Negative pledge on all assets of the Restricted Companies (subject to exceptions provided for herein for Non-Core Assets and in connection subscriber equipment financing and other exceptions to be agreed upon consistent with the Existing Credit Agreement).

                              iii) OWNERSHIP/CHANGE IN CONTROL - Consistent with the Existing Credit Agreement, the authority of the operations committee of NCI shall be terminated or materially modified (including through the occurrence of a "Trigger Event" as defined in NCI's Certificate of Incorporation) or, in certain circumstances, Craig O. McCaw shall cease to be entitled to designate a majority of the members of the operations committee.

                              iv)       LIMITATIONS ON MERGERS - Mergers
                                        involving NCI and the Restricted
                                        Companies will be permitted consistent
                                        with the terms of the Existing Credit
                                        Agreement.

                              v) LIMITATIONS ON PERMITTED ACQUISITIONS - Acquisitions will be permitted so long as (i) for cash consideration (up to an aggregate of $275,000,000 for all acquisitions during the term of the Senior Facilities), (ii) for equity capital of NCI, (iii) consisting of any future planned 800MHz SMR spectrum auction or (iv) consisting of acquisitions (up to a limit to be agreed upon) designed to create contiguous spectrum blocks for the Restricted Companies. In the case of any acquisition consummated after the Closing Date of the Senior Facilities involving cash or equity in an amount greater than $50,000,000, the amount of subscribers and most recent quarter's revenue

                                        (multiplied by 4) of the assets or
                                        business being acquired (as determined
                                        on the date of such acquisition) shall
                                        thereafter be deducted from the
                                        determination of any future compliance
                                        with the minimum network subscriber
                                        units and minimum annualized revenue
                                        tests.

                              vi) LIMITATION ON INVESTMENTS - Restrictions on investments other than (i) investments in cash equivalents; (ii) receivables in the ordinary course of business; (iii) investments in affiliates (in any amount if the equity interest is in an entity holding Non-Core Assets or collateral for subscriber equipment financing and otherwise in an amount to be determined); (iv) investments among Restricted Companies; and (v) investments of up to $500,000,000 in the Unrestricted Companies (including Nextel International), such amount to be increased by any amount of equity proceeds received by the Restricted Companies other than the proceeds of planned option exercises.

                              vii)      RESTRICTIONS ON ASSET SALES (not
                                        including swap transactions for
                                        like-kind assets of comparable value)
                                        other than:

                                        a)        The sale of assets in the
                                                  ordinary course of business;

                                        b)        The sale of assets for cash
                                                  and for fair value (the net
                                                  cash proceeds of which are
                                                  applied as described under
                                                  "Mandatory Prepayments" above)
                                                  so long as i) no default is in
                                                  existence or would result
                                                  therefrom, ii) after giving
                                                  effect thereto, the Restricted
                                                  Companies would be in pro
                                                  forma compliance, and iii)
                                                  cumulative sales do not exceed
                                                  $250MM during the term of the
                                                  deal;

                                        c)        Sales/transfers of Non-Core
                                                  Assets in exchange for
                                                  non-cash consideration
                                                  (including equity
                                                  interests in entities formed
                                                  to construct/operate Non-Core
                                                  Systems) through direct
                                                  transfers of the Non-Core
                                                  Assets by the Restricted
                                                  Companies or distribution of
                                                  Non-Core Assets to NCI
                                                  followed by transfers of such
                                                  assets by NCI to a
                                                  minority-owned joint venture
                                                  or unrestricted subsidiary
                                                  (the value of Non-Core Assets
                                                  sold or transferred will not
                                                  be included for purposes of
                                                  the asset sales "basket" (set
                                                  forth above) or asset sales
                                                  prepayment requirements);

                                        d)        The sale of minority interests
                                                  in restricted subsidiaries
                                                  that own and operate Non-Core
                                                  Systems; and

                                        e)        The sale (and related release
                                                  of security interests
                                                  in) accounts receivable and/or
                                                  customer lease contracts (and
                                                  related rental payments) to
                                                  facilitate "off balance sheet"
                                                  or other secured financing of
                                                  such assets (either as part of
                                                  or outside the Senior
                                                  Facilities); provided that any
                                                  such financing would be
                                                  structured in a manner
                                                  consistent with the Public
                                                  Notes and in a manner not to
                                                  adversely affect the existing
                                                  covenant structure with
                                                  respect to the Senior
                                                  Facilities; provided further
                                                  that the aggregate amount of
                                                  such financing would be
                                                  limited to $150,000,000 during
                                                  the period when Stage 1
                                                  Financial Covenants are in
                                                  effect and $250,000,000
                                                  thereafter.

                              viii) RESTRICTED PAYMENTS AND DISTRIBUTIONS shall not be permitted except:

                                        a)        To the extent necessary to
                                                  make required tax
                                                  distributions (as set forth
                                                  in a tax sharing agreement
                                                  satisfactory to the Lenders);

                                        b)        To the extent necessary to
                                                  service the Public Notes as
                                                  outlined in the indentures,
                                                  subject to covenant compliance
                                                  under the loan agreement;

                                        c)        Once leverage is below 5.00x
                                                  and after giving effect to the
                                                  Excess Cash Flow Recapture,
                                                  funds can be distributed
                                                  subject to the Facility being
                                                  repaid by an amount equal to
                                                  such distribution;

                                        d)        Distributions to NCI for the
                                                  purchase or redemption of the
                                                  Public Notes; provided that
                                                  the aggregate amount of such
                                                  distributions may not exceed
                                                  the sum of $500,000,000 plus
                                                  Additional Equity;

                                        e)        Distributions to NCI of
                                                  Non-Core Assets; and

                                        f)        other Restricted Payments
                                                  permitted under the Existing
                                                  Credit Agreement.

                                        In the case of dividends and restricted
                                        payments, such restrictions would be
                                        structured in a manner to be consistent
                                        with the requirements of the Public
                                        Notes.

                              ix)       HEDGING REQUIREMENTS - Nextel will
                                        ensure that within 90 days of closing
                                        and at the end of such fiscal quarter
                                        thereafter, at least 50% of Total Debt
                                        is either fixed rate debt or effectively hedged through satisfactory hedging arrangements. Swaps will be secured pari passu with the Senior Facilities if effected by participating banks.

                              x) AFFILIATES. Limitation of transactions with Affiliates (including NCI and Unrestricted Companies) except:

                                        a)        New transactions with vendors
                                                  or amendments of existing
                                                  agreements with vendors
                                                  (including the "Vendor
                                                  Equipment Agreements" as
                                                  defined in the Existing Credit
                                                  Agreement) so long as the new
                                                  transaction or amendment is in
                                                  the ordinary course of
                                                  business and the respective
                                                  vendor does not own more than
                                                  50% of the voting power of
                                                  NCI's voting stock;

                                        b)        Sales and transfers of
                                                  Non-Core Assets and operating
                                                  agreements between Restricted
                                                  Companies and entities that
                                                  acquire such Non-Core Assets
                                                  to construct Non-Core Systems;
                                                  provided that NCI and its
                                                  controlled affiliates hold 50%
                                                  or less of the equity
                                                  interests in such other party;

                                        c)        The ownership and operation by
                                                  unrestricted subsidiaries of
                                                  Non-Core Systems that are
                                                  integrated with Restricted
                                                  Company systems; and

                                        d)        Permitted affiliate
                                                  transactions consistent with
                                                  the Existing Credit Agreement.

                              xi) FINANCIAL COVENANTS: NCI and Restricted Companies (as applicable) must meet the following financial tests at the end of each fiscal quarter:

                                        STAGE 1 FINANCIAL COVENANTS

                                        a)        Minimum Network Subscriber
                                                  Units test for Restricted
                                                  Companies:

                                                    PERIOD                 NUMBER
                                                    ------                 ------
                                                    3/31/98               1,300,000
                                                    6/30/98               1,500,000
                                                    9/30/98               1,700,000
                                                    12/31/98              2,000,000
                                                    3/31/99               2,400,000

                                                    Minimum Network Subscriber
                                                    Units will be defined as all
                                                    reported digital subscriber
                                                    units in service multiplied
                                                    by a fraction, the numerator
                                                    of which is the total
                                                    accounts receivable arising
                                                    from such subscribers net of
                                                    the aggregate amount of such
                                                    accounts receivable that are
                                                    more than 90 days past due,
                                                    and the denominator of which
                                                    is such total accounts
                                                    receivable.

                                        b)          Minimum Annualized Revenue
                                                    test for Restricted
                                                    Companies:

                                                    PERIOD           MINIMUM REVENUE
                                                    ------           ---------------
                                                    3/31/98          $  900,000,000
                                                    6/30/98          $1,100,000,000
                                                    9/30/98          $1,300,000,000
                                                    12/31/98         $1,500,000,000
                                                    3/31/99          $1,750,000,000

                                        c)          The ratio of Secured
                                                    Indebtedness to Annualized
                                                    Revenue shall not exceed
                                                    2.50x at 3/31/98, 2.25x at
                                                    6/30/98 and 2.00x at any
                                                    time thereafter through
                                                    3/31/99.

                                        STAGE 2 FINANCIAL COVENANTS

                                        d)          The ratios of Secured
                                                    Indebtedness and Total
                                                    Indebtedness to Annualized
                                                    Operating Cash Flow shall
                                                    not exceed:

                                                                             SECURED       TOTAL
                                                    PERIOD                   DEBT/CF      DEBT/CF
                                                    ------                   -------      -------
                                                    6/30/99 - 9/29/99         10.00x       17.50x
                                                    9/30/99 - 12/30/99         7.00x       13.00x
                                                    12/31/99 - 3/30/00         5.00x       10.00x
                                                    3/31/00 - 9/29/00          4.00x        7.50x
                                                    9/30/00 - 3/30/01          4.00x        6.00x
                                                    3/31/01 and after          3.00x        5.00x

                                        e)         The ratio of Annualized
                                                   Operating Cash Flow to cash
                                                   interest expense ("Interest
                                                   Coverage Ratio") for the four
                                                   fiscal quarters most recently
                                                   completed must be at least
                                                   the following:

                                                    PERIOD                         MINIMUM RATIO
                                                    ------                         -------------
                                                    6/30/99                            1.10
                                                    9/30/99 - 12/31/99                 1.50
                                                    3/31/00 and after                  2.00


                                        f)          Pro-Forma Debt Service Ratio
                                                    must be at least 1.00x at
                                                    all times on or after
                                                    12/31/00.

                                        g)          Fixed Charges Ratio for the
                                                    most recently completed four
                                                    fiscal quarters, must be at
                                                    least 1.00x at all times on
                                                    or after 12/30/00.

                             xi)        EVENTS OF DEFAULT:  Customary for
                                        transactions of this type but in any
                                        case consistent with the Existing Credit
                                        Agreement

GENERAL:                     Including but not limited to the following:

                             i)         Nextel shall be responsible for
                                        reasonable fees of the Arrangers'
                                        counsel in preparation of documentation
                                        and for any reasonable out of pocket
                                        expenses;

                             ii) Nextel shall provide quarterly unaudited financial statements with respect to the Restricted Companies within 60 days of quarter's end and annual audited financial statements with respect to the Restricted Companies within 120 days of fiscal year's end, quarterly operating reports, and any other information which may be reasonably requested from time to time;

                             iii) All loan documents shall be governed by the laws of the State of New York; and

                             iv) Indemnification of the Arrangers and the Lenders and their respective affiliates, officers, directors, employees, agents and advisors for any claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) arising out of or in connection with the Facility, the transactions contemplated thereby or the use of proceeds.

ASSIGNMENTS AND
PARTICIPATIONS:              Lenders will be permitted to assign and
                             participate the Facility (i) on a collateral basis to any Federal Reserve Bank and (ii) subject to the consent of the Borrower and the

                             Administrative Agent, which consent will not be unreasonably withheld, to any bank, or other financial institution (including funds). Assignments pursuant to clause (ii) of the preceding sentence will be in minimum amounts of $5,000,000. Voting rights to participants will be limited to an increase in principal amount, reduction of rates of interest or fees, postponement of the scheduled payments of any principal, interest or fees, changes to required reductions of the commitment or release of any material collateral. Assignments will be subject to the payment by the assigning Lender of a service fee (to be determined) to the Administrative Agent.

YIELD PROTECTION:            The loan documents will contain yield
                             protection provisions, customary for
                             telecommunications facilities of this nature, protecting the Lenders in the event of unavailability of funding, losses, reserve and capital adequacy requirements.

COUNSEL TO THE
ARRANGERS:                   Milbank, Tweed, Hadley & McCloy

EXPENSES:                    The Borrower shall reimburse the Arrangers for all
                             reasonable out-of-pocket expenses (including reasonable fees and expenses of outside counsel for the Arrangers, including FCC Counsel) incurred by them in the negotiation, syndication and execution of the Facility. Such expenses shall be reimbursed by the Borrower upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

DEFINITIONS:                 Unless otherwise indicated, all cash flow, income
                             and expense calculations include only the Restricted Companies (as defined below), and exclude Unrestricted Companies.

                             "Additional Equity" means the aggregate amount of additional equity capital contributed by NCI to the Borrower in cash after the effectiveness of Amendment No. 5 to the Existing Credit Agreement (net of such contributions previously distributed back to NCI).

                             "Annualized Operating Cash Flow" means, as at any day, Operating Cash Flow for the fiscal quarter ending on or most recently ended prior to such day multiplied by four (4).

                             "Annualized Revenue" means, as at any day, gross revenues of the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) for the period of three complete calendar months ending on, or most recently ended prior to, such day multiplied by four (4).

                             "Availability" means that portion of the Senior Facilities that is undrawn.

                             "Capital Expenditures" means those expenditures defined per GAAP as capital in nature that are used exclusively to construct wireless telecommunications systems, excluding any portion thereof financed with the proceeds of debt or equity.

                             "Debt Service" means all principal, cash interest expense and fees paid or payable on Indebtedness.

                             "Excess Cash Flow" means, for any fiscal year, the amount (if any) by which (a) Operating Cash Flow for such fiscal year exceeds (b) the sum of (i) Debt Service for such fiscal year plus (ii) the aggregate amount of Capital Expenditures made by the Restricted Companies during such fiscal year plus (iii) cash income taxes paid for such fiscal year plus (iv) $10,000,000.

                             "Fixed Charges" for any fiscal quarter means the sum of a) all Debt Service, b) Capital Expenditures, and c) cash income taxes paid for that quarter.

                             "Fixed Charge Ratio" for any fiscal quarter means the ratio of Annualized Operating Cash Flow plus Availability and cash-on-hand at the beginning of the period tested to Fixed Charges.

                             "Interest Coverage Ratio" means, as at any day, the ratio of Annualized Operating Cash Flow as at such day to cash interest expense for the period of four fiscal quarters ending on or most recently ended prior to such day.

                             "Non-Core Assets" means (1) any 900MHz licenses and related assets, as those licenses and related assets are owned or managed by Nextel or any of its Affiliates or held for use in any U.S. market and
                             (ii) 800MHz licenses and related assets located in any U.S. market outside of the key markets set forth in Schedule I to this Summary of Terms and Conditions; provided that such 800MHz licenses shall not cover in excess of 15% of total U.S. pops. The 15% limit on the Non-Core Assets consisting of 800MHz licenses and related assets may be increased with the consent of the Required Lenders

                             "Non-Core Systems" means minority-owned joint ventures or unrestricted subsidiaries formed to construct wireless systems using Non-Core Assets.

                             "Operating Cash Flow" for any period, the sum, for the Restricted Companies (determined on a combined basis without duplication in accordance with GAAP) of the following: (a) Net Income for such period plus a) income tax expense, b) interest expense for that period, c) depreciation, amortization, and other non-cash charges for that period, (adjusted, in each case, for extraordinary items and non-cash minority interest payments and receipts, all determined in accordance with GAAP, consistently applied).

                             "Pro-Forma Debt Service" for any fiscal quarter means projected cash interest expense and scheduled principal repayments for the immediately following four fiscal quarters.

                             "Pro-Forma Debt Service Ratio" for any fiscal quarter means the ratio of Annualized Operating Cash Flow to Pro-Forma Debt Service.

                             "Public Notes" refers to the public notes issued by NCI that are currently outstanding and any additional public notes issued by NCI.

                             "Required Lenders" means 51% of the Lenders as determined by commitment amount or outstandings, as applicable.

                             "Restricted Companies" means Nextel and all U.S. SMR operating subsidiaries of NCI or Nextel plus any other existing or to be created restricted subsidiaries pursuant to the Public Notes.

                             "Secured Indebtedness" means, as of any date of determination, all secured indebtedness for borrowed money, of the Restricted Companies including capital lease obligations and contingent liabilities such as guarantees and obligations under letters of credit and including all indebtedness under the Senior Facilities.

                             "SMR Systems" means all analog and digital
                             Specialized Mobile Radio networks in the United States, utilizing 800 Mhz and 900 Mhz SMR licenses issued by the FCC.

                             "Total Debt" means Secured Indebtedness plus all other indebtedness for borrowed money (including secured interest) of NCI and the Restricted Companies including money borrowed by NCI.

                             "Unrestricted Companies" means any subsidiary of NCI other than the Restricted Companies.

                                                                      SCHEDULE I

                            Schedule of Key Markets

-------------------------------------------------
                      MSA
-------------------------------------------------
Los Angeles-Long Beach, CA
New York, NY
Chicago, IL
Boston-Wrcstr-Lwrnce-Lowll-Brcktn, MA-N
Philadelphia, PA-NJ
Washington, DC-MD-VA-WV
Detroit, MI
Houston, TX
Atlanta, GA
Dallas, TX
Riverside-San Bernardino, CA
Minneapolis-St. Paul, MN-WI
Phoenix-Mesa, AZ
San Diego, CA
Nassau-Suffolk, NY
Orange County, CA
St. Louis, MO-IL
Baltimore, MD
Pittsburgh, PA
Cleveland-Lorain-Elyria, OH
Oakland, CA
Seattle-Bellevue-Everett, WA
Tampa-St. Petersburg-Clearwater, FL
Miami, FL
Newark, NJ
Denver, CO
Portland-Vancouver, OR-WA
Kansas City, MO-KS
San Francisco, CA
New Haven-Brdgprt-Stmfrd-Dnbry-Wtrbry,C
Cincinnati, OH-KY-IN
San Jose, CA
Norfolk-Virginia Bch-Newport News, VA-N
Fort Worth-Arlington, TX
San Antonio, TX
Indianapolis, IN
Sacramento, CA
Milwaukee-Waukesha, WI
Columbus, OH
Orlando, FL
Fort Lauderdale, FL
Charlotte-Gastonia-Rock Hill, NC-SC
New Orleans, LA
Bergen-Passaic, NJ
Salt Lake City-Ogden, UT
Las Vegas, NV-AZ
Greensboro-Winston Salem-High Point, NC
Nashville, TN
Hartford, CT
Middlesex-Somerset-Hunterdon, NJ
Memphis, TN-AR-MS
Monmouth-Ocean, NJ
Austin-San Marcos, TX

-------------------------------------------------
                      MSA
-------------------------------------------------
Oklahoma City, OK
Raleigh-Durham-Chapel Hill, NC
Grand Rapids-Muskegon-Holland, MI
West Palm Beach-Boca Raton, FL
Jacksonville, FL
Dayton-Springfield, OH
Richmond-Petersburg, VA
Providence-Warwick-Pawtucket, RI
Birmingham, AL
Greenville-Spartanburg-Anderson, SC
Honolulu, HI
Fresno, CA
Tucson, AZ
Tulsa, OK
Ventura, CA
El Paso, TX
Akron, OH
Albuquerque, NM
Tacoma, WA
Knoxville, TN
Bakersfield, CA
Gary, IN
Allentown-Bethlehem-Easton, PA
Toledo, OH
Youngstown-Warren, OH
Springfield, MA
Baton Rouge, LA
Wilmington-Newark, DE-MD
Jersey City, NJ
Stockton-Lodi, CA
Charleston-North Charleston, SC
Sarasota-Bradenton, FL
Mobile, AL
Ann Arbor, MI
Wichita, KS
Vallejo-Fairfield-Napa, CA
Columbia, SC
Colorado Springs, CO
Fort Wayne, IN
Augusta-Aiken, GA-SC
Melbourne-Titusville-Palm Bay, FL
Daytona Beach, FL
Kalamazoo-Battle Creek, MI
Lakeland-Winter Haven, FL
Lansing-East Lansing, MI
Flint, MI
Santa Rosa, CA
Modesto, CA
Canton-Massillon, OH
Saginaw-Bay City-Midland, MI
Spokane, WA
Madison, WI
Santa Barbara-Santa Maria-Lompoc, CA

-------------------------------------------------
                      MSA
-------------------------------------------------
Fort Myers-Cape Coral, FL
Newburgh, NY-PA
Davenport-Moline-Rock Island, IA-IL
Visalia-Tulare-Porterville, CA
Rockford, IL
Reading, PA
Salinas, CA
Peoria-Pekin, IL
Appleton-Oshkosh-Neenah, WI
Atlantic-Cape May, NJ
Trenton, NJ
Salem, OR
Montgomery, AL
Hamilton-Middletown, OH
Hickory-Morganton-Lenoir, NC
Provo-Orem, UT
Eugene-Springfield, OR
Reno, NV
Fayetteville, NC
Fort Pierce-Port St. Lucie, FL
Erie, PA
Boulder-Longmont, CO
Dutchess County, NY
South Bend, IN
Portland, ME
New London-Norwich, CT
Galveston-Texas City, TX
Santa Cruz-Watsonville, CA
Ocala, FL
Fort Collins-Loveland, CO
San Luis Obispo-Antascadro-Paso Rbles,C
Brazoria, TX
Yakima, WA
Asheville, NC
Waco, TX
Olympia, WA
Merced, CA
Springfield, IL
Chico-Paradise, CA
Naples, FL
Racine, WI
Richland-Kennewick-Pasco, WA
Mansfield, OH
Mansfield, OH
Elkhart-Goshen, IN
Lafayette, IN
Las Cruces, NM
Topeka, KS
Redding, CA
Benton Harbor, MI
Tuscaloosa, AL
St. Cloud, MN
Wheeling, WV-OH

-------------------------------------------------
                      MSA
-------------------------------------------------
Lima, OH
Jackson, MI
Greeley, CO
Bellingham, WA
Janesville-Beloit, WI
Yolo, CA
Rocky Mount, NC
Bloomington-Normal, IL
Kenosha, WI
Santa Fe, NM
Yuba City, CA
Athens, GA
Vineland-Millville-Bridgeton, NJ
Pittsfield, MA
Pueblo, CO
Punta Gorda, FL
Hagerstown, MD
La Crosse, WI-MN
Florence, SC
Glens Falls, NY
Wausau, WI
Anniston, AL
Muncie, IN
Sheboygan, WI
Sumter, SC
Gadsden, AL
Jackson, TN
St. Joseph, MO
Lawrence, KS
Cheyenne, WY